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                                                                Exhibit 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8A) pertaining to the Capital One Financial Corporation 1999 Non-Employee Directors Stock Incentive Plan of our report dated January 16, 2001, except for Note E as to which the date is February 6, 2001, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP

McLean, Virginia
February 4, 2002